                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       New Plan Excel Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                        NEW PLAN EXCEL REALTY TRUST, INC.
                           1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2001

                        ---------------------------------


Dear Stockholder:

        You are cordially invited to attend the 2001 Annual Meeting of Stockholders of New Plan Excel Realty Trust, Inc. (the "Company") to be held on Wednesday, May 16, 2001, at 10:00 a.m., New York City time, at

                         The Princeton Club of New York
                             The James Madison Room
                               15 West 43rd Street
                          New York, New York 10036-7497


for the following purposes:

        1. To elect three Directors, each to serve a three-year term until the 2004 Annual Meeting of Stockholders. The current Board of Directors of the Company has nominated and recommends for such election as Directors the following persons: William Newman, Robert Friedman and Norman Gold.

        2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

        The Board of Directors has fixed March 1, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

        STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                         By Order of the Board of Directors,


                                         /s/ William Newman
                                         ------------------------------
                                         WILLIAM NEWMAN
                                         Chairman of the Board
New York, New York
April 6, 2001

                        NEW PLAN EXCEL REALTY TRUST, INC.
                           1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2001

                         ------------------------------



        This Proxy Statement is furnished to stockholders of New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. (New York City time) on May 16, 2001, at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York 10036-7497, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about April 6, 2001 to stockholders of record of the Company on March 1, 2001.

        PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE.

        Stockholders Entitled to Vote. Only holders of record of the Company's
(i) common stock, par value $0.01 per share (the "Common Stock"), and (ii) voting depositary shares ("Series D Depositary Shares") with a liquidation preference of $50.00 per depositary share (each representing a one-tenth fractional interest in a share of the Company's 7.8% Series D Cumulative Voting Step-up Premium Rate Preferred Stock, par value $0.01 per share), in each case at the close of business on March 1, 2001 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote such shares held by them at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on. As of the Record Date, there were 87,201,165 shares of Common Stock outstanding. Each Series D Depositary Share entitles its holder to cast one vote, together with holders of the Common Stock, on each matter upon which holders of the Common Stock have the right to vote. As of the Record Date, there were 1,500,000 Series D Depositary Shares outstanding.

        Certain of the Company's Directors and executive officers are obligated to vote all of their shares of voting securities of the Company in favor of the proposals described in this Proxy Statement. As of the Record Date, these persons collectively beneficially owned or controlled the vote with respect to a total of approximately 2,311,940 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represents approximately 2.6% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting. See "Executive Compensation and Other Information--Certain Agreements with Named Executive Officers."

        Quorum. The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists.

        Voting. If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy FOR the election of all nominees for the Board of Directors named in this Proxy Statement and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation is given, in their own discretion.

        Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, THEN AS OF THAT DATE.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        Pursuant to the Company's charter, the Directors are divided into three classes. The terms of current Directors William Newman, Arnold Laubich, Norman Gold and Robert Friedman expire at the Annual Meeting, while the terms of the remaining Directors expire at the annual meeting of stockholders to be held in 2002 or 2003, as specified below. In accordance with a resolution duly adopted by the Board of Directors, the size of the Board of Directors will be decreased from 12 directors to 11 directors, effective as of the Annual Meeting. Messrs. Newman, Friedman and Gold have been nominated and recommended for election to serve as Directors for a three-year term until the annual meeting of stockholders to be held in 2004.

        If, for any reason, any of the above mentioned candidates for election becomes unavailable for election or service, the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors, or, if no recommendation is given, for any substitute nominee in their own discretion.

INFORMATION REGARDING DIRECTORS

        The information set forth below is submitted with respect to the nominees for election to the Board of Directors, as well as those Directors whose terms of office are continuing after the Annual Meeting. On September 28, 1998, Excel Realty Trust, Inc. ("Excel") and New Plan Realty Trust (the "Trust") consummated a merger transaction (the "New Plan/Excel Merger"), and the ongoing public company was renamed New Plan Excel Realty Trust, Inc. For purposes of presentation, references to the Company in this proxy statement are to the combined company following the New Plan/Excel Merger and, except as noted otherwise, to the Trust prior to the New Plan/Excel Merger. Thus, information provided in this proxy statement with respect to certain of the Directors includes service as a member of the board of trustees of the Trust prior to the New Plan/Excel Merger.

        NOMINEES FOR ELECTION FOR TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

        William Newman, age 74, has been Chairman of the Board of Directors of the Company since its organization in 1972. He served as Chief Executive Officer of the Company from 1972 to 1998 and as President of the Company from 1972 to 1988. He served as President and Chief Executive Officer of the Company's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Company in 1972. He is a past Chairman of the National Association of Real Estate Investment Trusts and has been actively involved in real estate for over 50 years. Mr. Newman's employment agreement with the Company provides that he be nominated by the Company at the Annual Meeting to serve as a Director of the Company and that the Company use its best efforts to cause Mr. Newman to be elected as a Director.

        Robert Friedman, age 60, has been a Director of the Company since 2000. Mr. Friedman is a retired partner of The Goldman Sachs Group, L.P., serving as Chief Financial Officer of that firm from 1982 to 1989 and as a member of the Goldman Sachs management committee from 1984 to 1989, and continuing to be a limited partner thereof until 1994. Mr. Friedman is a principal of Sage Capital Management Corp., an investment firm founded in 1994 that provides investment management services to high net worth individuals and institutions.

        Norman Gold, age 70, has been a Director of the Company since the organization of the Company in 1972. He has been active in the practice of law for over 45 years and a partner of the law firm of Altheimer & Gray for over 35 years.

        INCUMBENT DIRECTORS--TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

        Dean Bernstein, age 43, has been a Director of the Company since 1992. He has been Senior Vice President--Acquisitions/Dispositions of the Company since January 2001. He served as Senior Vice President--Finance of the Company from September 1998 to January 2001, Vice President--Administration and Finance of the Company from 1994 to September 1998 and as Assistant Vice President of the Company from 1991 to 1994. Mr. Bernstein is the son-in-law of William Newman.

        Raymond H. Bottorf, age 59, has been a Director of the Company since 1991. He has been Managing Partner of Global Real Estate Partners, LLC, a private merchant bank, since July 1999. Mr. Bottorf was the Managing Director of the New York office of the Global Real Estate Group of ABN-AMRO, Inc., an investment bank, from 1997 through July 1999. From 1990 to 1997, he was the President and sole director of U.S. Alpha, Inc., New York, New York, a wholly owned subsidiary of Stichting Pensioenfonds ABP (formerly Algemeen Burgerlijk Pensioenfonds), a Dutch pension fund.

        Matthew Goldstein, age 59, has been a Director of the Company since 2000. He has been Chancellor of The City University of New York since September 1999. He formerly held the position of President of Adelphi University from June 1998 to August 1999, and President of Baruch College of The City University of New York from 1991 to June 1998.

        Gregory White, age 45, has been a Director of the Company since 1994. Mr. White has served as Senior Vice President of Conning Asset Management Company, an investment advisory firm, since August 1998. From 1992 to August 1998, Mr. White was a founding partner and Managing Director of Schroder Mortgage Associates in New York, New York. From 1988 to 1992, he was Managing Director of the Salomon Brothers Inc. real estate finance department. Mr. White also serves as a director of Acadia Realty Trust, primarily a neighborhood and community shopping center REIT, which is competitive with the Company in certain markets.


        INCUMBENT DIRECTORS--TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

        Melvin Newman, age 59, has been a Director of the Company since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Company. Mr. Newman is a private investor. Mr. Newman is the brother of William Newman.

        Glenn J. Rufrano, age 51, has been a Director of the Company since 2000 and the President and Chief Executive Officer of the Company since February 2000. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. Mr. Rufrano is a director of TrizecHahn Corporation, a publicly-traded real estate company that owns, develops and/or manages office buildings and retail/entertainment projects in North America and Europe. Mr. Rufrano's employment agreement with the Company provided that he be nominated by the Company at the 2000 Annual Meeting to serve as a Director of the Company for a three-year term, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected as a Director.

        Bruce A. Staller, age 64, has been a Director of the Company (including his prior service as a director of Excel) since 1989. Prior to establishing Bruce Atwater Staller, Registered Investment Advisor, in 1995, Mr. Staller served from 1988 to 1995 as President and director of First Wilshire Securities Management, Inc., a privately held investment advisor. Mr. Staller is also a founder and director of the Monrovia Schools Foundation, Inc., a private tax-exempt educational foundation which provides financial support to the Monrovia Unified School District.

        John Wetzler, age 55, has been a Director of the Company since 1994. Mr. Wetzler has been President of Nautica Retail U.S.A., Inc., a subsidiary of Nautica Enterprises, Inc., the international men's apparel maker and marketer, since July 1994.


COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

        The Board of Directors has an Audit Committee, an Executive Compensation and Stock Option Committee and a Nominating Committee. The Board of Directors has delegated certain functions to these committees as follows:

        Audit Committee. The Audit Committee currently consists of five Directors, Raymond H. Bottorf, who is Chairman, Robert Friedman, Bruce A. Staller, John Wetzler and Gregory White, none of whom are employees of the Company. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The Audit Committee met six times and took action by unanimous written consent two times during 2000. All of the members of the Audit Committee are independent of the Company (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

        Executive Compensation and Stock Option Committee. The Executive Compensation and Stock Option Committee (the "Compensation Committee") currently consists of four Directors, Norman Gold, who is Chairman, Matthew Goldstein, John Wetzler and Gregory White, none of whom are employees of the Company. The Compensation Committee was established to determine the compensation arrangements of the executive officers of the Company and to administer and approve grants of options to employees under the Company's 1993 Stock Option Plan. The Compensation Committee took action by unanimous written consent six times during 2000.

        Nominating Committee. The Nominating Committee currently consists of five Directors, William Newman, who is chairman, Norman Gold, Glenn Rufrano, John Wetzler and Gregory White. The Nominating Committee was established by the Board of Directors in February 2000, and is charged with the tasks of seeking out and recommending to the Board of Directors qualified candidates for membership on the Board of Directors and reviewing and recommending changes in the size of the Board of Directors. The Nominating Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's by-laws. The Nominating Committee took action by unanimous written consent two times during 2000.

        During 2000, the Board of Directors held 14 meetings (including telephonic meetings) and took action by unanimous written consent two times. None of the directors who served as a Director attended during his period of service fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees on which he served during such period of service.

DIRECTORS' COMPENSATION

        Directors who are not otherwise paid employees or consultants of the Company currently receive annual compensation of $15,000, plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors. Directors also currently receive $500 for each committee meeting attended, in person, which is not on the same day as a meeting of the Board of Directors. No compensation is paid for telephonic meetings. Each Director is reimbursed for expenses incurred in attending meetings, including committee meetings. Officers of the Company who are Directors are not paid Director fees or committee meeting fees.

        In connection with services provided as members of a search committee of the Board of Directors established to facilitate the hiring of a new Chief Executive Officer of the Company in 2000, Messrs. Gold, Bottorf, Laubich and William Newman each received a one-time payment of $25,000. Also, as compensation to all of the members of the Board of Directors for the additional time spent by the Board of Directors in connection with the hiring of the Company's new Chief Executive Officer in 2000, each member of the Board of Directors received a one-time payment of $5,000.

        Pursuant to the terms of the Company's 1994 Directors' Stock Option Plan, as amended, every duly elected and qualified Director is entitled to receive, on an annual basis, options to purchase shares of Common Stock in accordance with the following formula: 3,000 shares, plus 250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year. The option price is the fair market value of the underlying shares of Common Stock on the date of grant and the options are fully vested upon grant. The Director Plan expires on May 15, 2004, unless sooner terminated by the Board of Directors.


VOTE REQUIRED

        The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a Director. Therefore, the three individuals with the highest number of affirmative votes will be elected to the three directorships. For purposes of the election of Directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.


RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

        The following table lists the current executive officers of the Company and identifies their principal functions. The information provided below with respect to certain of the executive officers includes service as an officer of the Trust prior to the New Plan/Excel Merger.


    Name & Principal Position       Age
    -------------------------       ---

William Newman.................      74    Chairman of the Board of Directors of
  Chairman of the Board of                 the Company since its organization in
  Directors                                1972; Chief Executive Officer of the
                                           Company from 1972 to 1998; President
                                           of the Company from 1972 to 1988;
                                           President and Chief Executive Officer
                                           of the Company's predecessor
                                           corporation from 1961 to 1972; a past
                                           Chairman of the National Association
                                           of Real Estate Investment Trusts and
                                           actively involved in real estate for
                                           over 50 years.

Glenn J. Rufrano...............      51    President and Chief Executive Officer
  President and                            of the Company since February 2000;
  Chief Executive Officer                  Director of the Company since 2000;
                                           Partner in The O'Connor Group, a
                                           diversified real estate firm, from
                                           1983 until March 2000; Chief
                                           Financial Officer of The O'Connor
                                           Group from June 1990 to November 1994
                                           and President and Chief Operating
                                           Officer from November 1994 to March
                                           2000; Co-Chairman of The Peabody
                                           Group, an association between The
                                           O'Connor Group and J.P. Morgan & Co.,
                                           Inc., from September 1998 to March
                                           2000.

John B. Roche..................      43    Chief Financial Officer of the
  Chief Financial Officer                  Company since May 2000; Senior Vice
                                           President of the financial services
                                           division of The Related Companies
                                           from May 1998 until May 2000; Chief
                                           Financial Officer of Emmes Asset
                                           Management Corp. and Affiliates from
                                           April 1997 until May 1998; Vice
                                           President of Finance of the Robert
                                           Martin Company from May 1991 until
                                           March 1997.

Leonard I. Brumberg............      57    Executive Vice President -- Retail of
  Executive Vice President --              the Company since September 2000;
  Retail                                   Managing Director and Chief Operating
                                           Officer of City Center Retail Trust
                                           from October 1997 until September
                                           2000; Partner, Executive Vice
                                           President and Chief Administrative
                                           Officer of The O'Connor Group from
                                           June 1983 to December 1997.

Dean Bernstein.................      43    Senior Vice
  Senior Vice President --                 President--Acquisitions/Dispositions
  Acquisitions/Dispositions                of the Company since January 2001;
                                           Senior Vice President -- Finance of
                                           the Company from September 1998 to
                                           January 2001; Vice
                                           President--Administration and Finance
                                           of the Company from 1994 to September
                                           1998; Assistant Vice President of the
                                           Company from 1991 to 1994; Director
                                           of the Company since 1992; son-in-law
                                           of William Newman.

Steven F. Siegel...............      41    General Counsel of the Company since
  Senior Vice President, General           1991; Senior Vice President of the
  Counsel and Secretary                    Company since September 1998;
                                           Secretary of the Company from 1991 to
                                           September 1998 and since April 1999.

COMPENSATION TABLES

        The following tables contain certain compensation information for (i) Glenn J. Rufrano and Arnold Laubich, each of whom served as Chief Executive Officer of the Company during 2000, and (ii) the four other most highly compensated executive officers of the Company who were serving as such at the end of 2000 (the "Named Executive Officers"):

        (a)     SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                                        Compensation
                                                                        ------------
                                               Annual Compensation       Securities
                                               -------------------       Underlying        All Other
          Name & Title              Year       Salary        Bonus      Options (#)     Compensation (1)
          ------------              ----       ------        -----      -----------     ----------------
Glenn J. Rufrano, President
   and Chief Executive Officer (2). 2000      $405,576      $325,000      1,218,121              --
                                    1999           N/A           N/A            N/A             N/A
                                    1998           N/A           N/A            N/A             N/A

Arnold Laubich, President and
   Chief Executive Officer (2)..    2000      $ 77,671            --          4,000          $3,367
                                    1999      $525,000      $300,000        103,750          $4,800
                                    1998      $524,807      $340,000             --          $4,800

William Newman, Chairman
   of the Board...............      2000      $350,000            --          4,000          $5,250
                                    1999      $350,000            --          3,750          $4,800
                                    1998      $484,423      $125,000             --          $4,800

John B. Roche, Chief Financial
   Officer (3)................      2000      $168,373      $160,000        150,000              --
                                    1999           N/A           N/A            N/A             N/A
                                    1998           N/A           N/A            N/A             N/A

Steven F. Siegel, Senior Vice
   President, General Counsel
   and Secretary..............      2000      $248,505       $95,000         75,000         $20,250
                                    1999      $220,003       $70,000         50,000         $ 4,800
                                    1998      $174,046       $50,000             --         $ 4,800

Dean Bernstein, Senior Vice
   President --
   Acquisitions/Dispositions..      2000      $221,000       $70,000         79,000         $35,250
                                    1999      $186,539       $57,500         23,750         $ 4,800
                                    1998      $155,654       $25,000          2,000         $ 4,800

---------------

(1) Represents the Company's 401(k) plan contribution for each Named Executive Officer. In the case of Messrs. Siegel and Bernstein, includes $15,000 and $30,000, respectively, paid to such individuals as a result of their inability to exercise certain in-the-money options that expired during a period in which such individuals were subject to a lock-up agreement prohibiting them from selling stock of the Company. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Company for services rendered by each Named Executive Officer during the year indicated.

(2) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000. Mr. Rufrano was appointed President and Chief Executive Officer effective February 23, 2000. The amount set forth as salary for Mr. Laubich for 2000 represents actual salary paid to him from

        January 1, 2000 to February 23, 2000. His annualized salary for 2000 was $525,000. The amount set forth as salary for Mr. Rufrano for 2000 represents actual salary paid to him from his hire date to December 31, 2000. His annualized salary for 2000 was $555,000.

(3) Mr. Roche began his employment with the Company effective May 15, 2000. The amount set forth as salary for Mr. Roche for 2000 represents actual salary paid to him from his hire date to December 31, 2000. His annualized salary for 2000 was $275,000.


        (b)     OPTION GRANTS IN 2000

                                                                           Potential Realizable
                                                                           Value at Assumed
                                                                           Rates of Stock Price
                                        % of Total                         Appreciation for
                                          Options    Exercise              Option Term
                                        Granted to    Price                 ----------------------
                               Options  Employees     Per      Expiration
        Name & Title           Granted    in 2000     Share      Date        5%(1)       10%(1)
        ------------           -------       ----     -----    ---------   ----------    -------
Glenn J. Rufrano, President
  and Chief Executive
  Officer (2).............     700,000     35.8%      $12.8125  2/22/10    $5,640,000  $14,294,000
                               515,121     26.4%      $12.8125  8/22/00    $4,150,000  $10,518,000
                                 3,000      0.2%      $13.8125  5/31/10       $26,000      $66,000
Arnold Laubich, President
  and Chief Executive
  Officer (2).............       4,000      0.2%      $13.8125  5/31/10       $35,000      $88,000


William Newman, Chairman of
  the Board...............       4,000      0.2%      $13.8125  5/31/10       $35,000      $88,000


John B. Roche, Chief
  Financial Officer (3)...     150,000      7.7%      $14.4375  5/14/10    $1,362,000   $3,451,000


Steven F. Siegel, Senior
  Vice President, General
  Counsel and Secretary...      75,000      3.8%      $12.8125  2/22/10      $604,000   $1,531,500


Dean Bernstein, Senior Vice
  President --                  75,000      3.8%      $12.8125  2/22/10      $604,000   $1,531,500
  Acquisitions/Dispositions      4,000      0.2%      $13.8125  5/31/10       $35,000      $88,000

---------------

(1) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of the Common Stock.

(2) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000. Mr. Rufrano was appointed President and Chief Executive Officer effective February 23, 2000.

(3)     Mr. Roche began his employment with the Company effective May 15, 2000.

        (c)     AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

                                                     Number of Unexercised     Value of Unexercised
                              Shares                  Options at December     in-the-Money Options at
                             Acquired                      31, 2000            December 31, 2000(1)
                                on        Value     -----------------------   -------------------------
       Name & Title          Exercise    Realized   Exercisable Unexercisable Exercisable   Unexercisable
       ------------          --------    --------   ----------- ------------- ----------   -------------
Glenn J. Rufrano,
  President and Chief
  Executive Officer (2)...   515,121 (3)    $0           3,000      700,000       --        $218,750

Arnold Laubich, President
  and Chief Executive
  Officer (2).............      --          --         758,580      149,170       --           --

William Newman, Chairman
  of the Board............      --          --         725,250       82,500       --           --

John B. Roche, Chief
  Financial Officer (4)...      --          --              --      150,000       --           --

Steven F. Siegel, Senior
  Vice President and
  General
  Counsel.................      --          --          92,500      198,500       --         $23,438

Dean Bernstein, Senior
  Vice President  --
  Acquisitions/Dispositions.    --          --          74,350      148,400       --         $23,438

---------------

(1) Based upon a closing price per share of Common Stock of $13.125 on December 29, 2000.

(2) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000. Mr. Rufrano was appointed President and Chief Executive Officer effective February 23, 2000.

(3) The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise for all but 60,000 shares. The restrictions on the remaining 60,000 shares lapse on the eighth anniversary of Mr. Rufrano's employment agreement with the Company, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

(4)     Mr. Roche began his employment with the Company effective May 15, 2000.

CERTAIN AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

        The Company has entered into employment agreements with each of Messrs. Newman, Rufrano, Roche, Bernstein and Siegel, a support agreement with Mr. Newman and a retirement agreement with Mr. Laubich. The principal terms of each of these agreements are summarized below.

        William Newman Employment Agreement and Support Agreement. Mr. Newman's employment agreement provides for an initial term ending on the fifth anniversary of the New Plan/Excel Merger (i.e., September 28, 2003), extending automatically thereafter for two (2) additional one-year periods unless either the Company or Mr. Newman elects not to extend the term. The employment agreement provides that Mr. Newman provide to the Company, at such times as may be convenient to the Company and Mr. Newman, executive advisory or consultative services. The employment agreement also provides that during the term of the agreement Mr. Newman be nominated by the Board of Directors to serve as a Director of the Company and that the Company use its best efforts to cause Mr. Newman to be elected a Director. If he is a Director, the employment agreement provides that Mr. Newman be Chairman of the Board. The employment agreement provides that Mr. Newman receive an annual salary of $350,000 and certain fringe benefits in connection with his employment. In addition, the employment agreement provides certain benefits upon his death or disability. Mr. Newman may terminate his employment under the employment agreement, but the Company may not do so.

        In connection with the New Plan/Excel Merger, William Newman also entered into a Support Agreement which provides that until the earlier of such time as he (i) no longer owns any shares of Common Stock or (ii) is no longer an officer or Director of the Company, he will:

                (a) not, without the prior approval of the Board of Directors (1) submit any proposal for the vote of stockholders of the Company, (2) become a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any shares of voting stock of the Company, or (3) initiate or assist in any takeover proposal or proxy solicitation;

                (b) be present in person or be represented by proxy at all stockholder meetings of the Company; and

                (c) as a stockholder, vote all of his shares of voting securities of the Company (1) for the Board of Director's nominees for election to the Board of Directors, (2) in accordance with the recommendation of the Board of Directors on all other matters submitted to a vote of stockholders of the Company, and (3) not take any position contrary to the position of the Board of Directors on any matter.

        As of the Record Date, Mr. Newman beneficially owned or controlled the vote with respect to a total of 1,527,162 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represent approximately 1.7% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting.

        Glenn J. Rufrano Employment Agreement. Mr. Rufrano's employment agreement provides for an initial term commencing on February 23, 2000 and ending on the fifth anniversary thereof (i.e., February 23, 2005), extending automatically thereafter for additional one-year periods unless either the Company or Mr. Rufrano elects not to extend the term. The employment agreement also provides that, during the term of the employment agreement, Mr. Rufrano continue to be nominated by the Company at the annual meetings of stockholders of the Company to serve as a Director of the Company, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected a Director. In addition, the employment agreement provides that, during the term of his employment under the employment agreement, Mr. Rufrano be Chief Executive Officer of the Company and be appointed as a full voting member of the Company's Investment Committee, or any successor committee thereto. Until such time as a President of the Company other than Mr. Rufrano is appointed, the employment agreement provides that Mr. Rufrano serve as President of the Company as well. Mr. Rufrano's annual base salary is $555,000 under the employment agreement, and he is entitled to receive an annual cash bonus of up to 100% of his base salary as determined by the Compensation Committee. Additionally, for the period from February 23, 2000 to March 1, 2001, the employment agreement provides that Mr. Rufrano receive a bonus of not less than $325,000. The employment agreement also provides that Mr. Rufrano receive certain fringe benefits in connection with his employment.

        In connection with his employment, Mr. Rufrano was granted options to purchase 700,000 shares of the Common Stock, at an exercise price of $12.8125 per share (the closing price of the Common Stock on February 22, 2000). A total of 500,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 200,000 vest upon the eighth anniversary of Mr. Rufrano's employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Mr. Rufrano also was granted options to purchase an additional 515,121 shares of the Common Stock at an exercise price of $12.8125 per share, all of which options vested immediately upon Mr. Rufrano's employment with the Company. Mr. Rufrano has since exercised these options. The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise for all but 60,000 shares. The restrictions on the remaining 60,000 shares lapse on the eighth anniversary of the employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Shares not vested upon termination of Mr. Rufrano's employment are subject to repurchase by the Company at the lesser of the original exercise price or the then-current market price of the Common Stock. In connection with the exercise of these options, the Company loaned Mr. Rufrano $6.2 million. The loan accrues interest at 8% per annum and matures on February 23, 2005 (or earlier under certain circumstances). A portion of the loan is secured by a pledge of the shares Mr. Rufrano acquired upon exercise of the options.

        If Mr. Rufrano's employment is terminated by the Company without "Cause" or by Mr. Rufrano for "Good Reason," Mr. Rufrano will be entitled to severance benefits, including either (i) the sum of $2.5 million, if the termination of employment occurs prior to the expiration of the initial term of the employment agreement, or (ii) the base salary for Mr. Rufrano from the date of termination of employment through the end of the employment period under the employment agreement if the termination occurs after an extension of the original five-year term of the employment agreement. In addition, Mr. Rufrano's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include, among other things, a "Change in Control" of the Company (as defined in the employment agreement) and a failure of the Company to have outside directors constituting at least a majority of the Board of Directors by September 2001. The employment agreement also provides for certain benefits upon Mr. Rufrano's death or disability. If the employment agreement is terminated by Mr. Rufrano without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Rufrano may not (i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers,
(ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

        Additionally, Mr. Rufrano has agreed to support each proposal to be submitted to the stockholders of the Company which has been approved by the Company's Board of Directors (each, a "Stockholder Proposal"), and may not, directly or indirectly, take or cause any action to be taken which may interfere with a Stockholder Proposal. Mr. Rufrano also has agreed to vote or cause to be voted in favor of each Stockholder Proposal any shares of Common Stock he owns or controls.

        As of the Record Date, Mr. Rufrano beneficially owned a total of 515,121 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represent approximately 0.5% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting.

        John B. Roche Employment Agreement. Mr. Roche's employment agreement provides for an initial term commencing on May 15, 2000 and ending on May 15, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Roche elects not to extend the term. The employment agreement also provides that he be Chief Financial Officer of the Company and that he receive an annual salary of not less than $275,000. In addition, the employment agreement provides that Mr. Roche receive an annual cash bonus of up to 100% of his base salary as determined by the Compensation Committee, but that in no event shall his bonus for the period from May 15, 2000 to March 1, 2001 be less than $150,000. The employment agreement also provides that Mr. Roche receive certain fringe benefits in connection with his employment.

        In connection with his employment, Mr. Roche was granted options to purchase 150,000 shares of the Company's common stock on May 15, 2000, at an exercise price of $14.4375 per share (the closing price of the Company's common stock on May 15, 2000). A total of 108,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 42,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

        If Mr. Roche's employment is terminated by the Company without "Cause" or by Mr. Roche for "Good Reason," as such terms are used in the employment agreement, Mr. Roche will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Roche on the termination date and the full vesting of all stock options granted more than one year prior to the date of termination. "Good Reason" is defined to include a "Change of Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. Roche's death or disability. If the employment agreement is terminated by Mr. Roche without "Good Reason" or by the Company, regardless of whether the Company has "Cause," for one year following the date of termination Mr. Roche may not
(i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers, (ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

        Dean Bernstein Employment Agreement. The employment agreement of Mr. Bernstein provides for a term ending December 31, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Bernstein elects not to extend the term. The employment agreement also provides that he be Senior Vice President of the Company, and that he receive an annual salary of not less than $240,000. In addition, the employment agreement provides that Mr. Bernstein receive an annual cash bonus of up to 50% of his base salary as determined by the Compensation Committee, and that he receive certain fringe benefits in connection with his employment.

        If Mr. Bernstein's employment is terminated by the Company without "Cause" or by Mr. Bernstein for "Good Reason," as such terms are defined in the employment agreement, Mr. Bernstein will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Bernstein on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by the Company to Mr. Bernstein after the date of the employment agreement. "Good Reason" is defined to include a "Change in Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Bernstein. If the employment agreement is terminated by Mr. Bernstein without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Bernstein will not (i) engage in any business which is competing with the Company, (ii) divert to any entity any business of the Company or its affiliates, or (iii) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

        Steven F. Siegel Employment Agreement. The employment agreement of Mr. Siegel provides for a term ending December 31, 2003, extending automatically thereafter for additional one-year periods unless either the Company or Mr. Siegel elects not to extend the term. The employment agreement also provides that he be Senior Vice President and General Counsel of the Company, and that he receive an annual salary of not less than $260,000. In addition, the employment agreement provides that Mr. Siegel receive an annual cash bonus of up to 50% of his base salary as determined by the Compensation Committee, and that he receive certain fringe benefits in connection with his employment.

        If Mr. Siegel's employment is terminated by the Company without "Cause" or by Mr. Siegel for "Good Reason," as such terms are defined in the employment agreement, Mr. Siegel will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Siegel on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by the Company to Mr. Siegel after the date of the employment agreement. "Good Reason" is defined to include a "Change in Control" of the Company, as such term is defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Siegel. If the employment agreement is terminated by Mr. Siegel without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Siegel will not (i) engage in any business which is competing with the Company, (ii) divert to any entity any business of the Company or its affiliates, or (iii) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

        Arnold Laubich Retirement Agreement. In connection with the retirement of Mr. Laubich on February 23, 2000 from his positions as President and Chief Executive Officer of the Company, the Company entered into an agreement with Mr. Laubich. This agreement provided for the resignation of Mr. Laubich from all of his positions with the Company and its subsidiaries and affiliates other than his position as a director of the Company, the mutual release by the Company and Mr. Laubich of any claims against the other (subject to certain exceptions), and the payment by the Company of certain retirement benefits, including (i) a lump sum retirement payment of $2.5 million, (ii) the unpaid portion of Mr. Laubich's 1999 bonus, and (iii) the continuation of medical benefits for Mr. Laubich and his eligible family members during the subsequent five years. Stock options held by Mr. Laubich will continue to vest on the same schedule and remain exercisable through their original term as though Mr. Laubich continued to be an employee, subject to certain limitations.

        Under the agreement, until the first anniversary of the later of the date of termination of Mr. Laubich as provided in the agreement or the date Mr. Laubich ceases to be a director of the Company, generally, Mr. Laubich may not
(i) engage in any business, directly or as an officer, director, partner or joint venturer, related to strip shopping centers or factory outlet centers, which is competitive with the Company, (ii) divert to any person or entity any strip shopping center or factory outlet center project that the Company or its affiliates were pursuing, developing or attempting to develop as of the date of the agreement, or (iii) solicit any officer, employee or consultant of the Company to leave the employ of the Company.

        The agreement also provided for a transition period of six months during which time Mr. Laubich provided advisory and consultative services to certain senior executive officers of the Company. During this time, he was compensated at a monthly rate of $40,000 for such services by the Company.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following Performance Graph, the Compensation Committee Report on Executive Compensation and the Report of the Audit Committee will not be incorporated by reference into any such filings.

                                PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return of the Company's Common Stock for the period from January 1, 1996 to December 31, 2000 to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's All Equity Total Return Index (the "NAREIT Equity Index") over the same five-year period. The graph assumes that the value of the investment in the Common Stock and each index was 100 at January 1, 1996 and that all dividends were reinvested. The stockholder return shown on the graph below is not indicative of future performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

                                  [LINE GRAPH]

   --------------------------------------------------------------------------------------------
                                         1995     1996     1997      1998     1999      2000
   --------------------------------------------------------------------------------------------
   S&P 500                               100       123      164      211       255      232
   --------------------------------------------------------------------------------------------
   NAREIT Equity Index                   100       135      163      134       128      162
   --------------------------------------------------------------------------------------------
   New Plan Excel Realty Trust, Inc.     100       135      179      162       127      119
   --------------------------------------------------------------------------------------------

 -----------
(1) The information for the Company in this graph is based on the information of Excel for the applicable time prior to the New Plan/Excel Merger and on the information of the combined company for the applicable time following the New Plan/Excel Merger. The graph reflects the following transactions entered into by Excel prior to the New Plan/Excel Merger: (i) a 20% stock dividend paid by Excel to its stockholders in connection with, and immediately prior to, the New Plan/Excel Merger; and (ii) the March 31, 1998 spin-off of Excel Legacy Corporation from Excel through the distribution, on a pro-rata basis, to the holders of Excel's common stock of all of the common stock of Excel Legacy Corporation held by Excel. The dividend value used to reflect the spin-off of Excel Legacy Corporation was $2.39 per share.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


        The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Gold, Goldstein, Wetzler and White. Set forth below in full is the report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during fiscal year 2000.

COMPENSATION PHILOSOPHY

        The Compensation Committee desires to implement compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. The Company's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through performance goals and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

        In implementing compensation policies, the Compensation Committee strives to ensure that the Company's executive officers are compensated fairly in relation to compensation packages provided for executives with comparable positions and responsibilities at comparable public REITs and other real estate companies in the New York City area. The Compensation Committee may from time to time engage the services of outside compensation consultants to assist it in establishing competitive compensation practices.

COMPONENTS OF COMPENSATION

        The components of the Company's executive compensation program consist of (i) base salary, (ii) bonuses, and (iii) long-term incentive compensation, implemented through the use of stock options.

        Base Salary. The Compensation Committee determines the base salary level of each executive officer of the Company by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. The Compensation Committee intends to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITs and other real estate companies in the New York City area.

        As of March 1, 2000, the second of two phases of increases in the base salary of each of the Company's executive officers that were approved by the Compensation Committee as of August 1, 1999 took effect. The March 2000 increase represented raises of approximately 10% over each executive's prior base salary. These base salary increases were implemented in an effort to make the Company's base salaries for executive officers more competitive with salaries being paid by other public REITs and other real estate companies in the New York City area. In making these determinations, the Compensation Committee reviewed salary information made available to it with respect to comparable public REITs. These REITs constitute only a portion of the REITs included in the NAREIT Equity Index, which is used in the Performance Graph above to compare stockholder returns.

        While the employment agreements discussed above do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, the Compensation Committee will consider from time to time in the future whether an increase in an executive officer's base salary is merited, taking into account the performance of the Company and of the executive officer, and also taking into account new responsibilities, increases in pay levels at comparable public REITs and other real estate companies in the New York City area, and other matters deemed appropriate.

        Bonuses. Under the terms of the executive officers' employment agreements, the range of bonuses are between 50-100% of base salary, based on, among other things, achievement of certain performance levels by the Company, including growth in funds from operations, and the individual executive's performance and contribution to increasing funds from operations. In March 2001, the Compensation Committee approved bonuses for executive officers for 2000 ranging from 30-60% of base salaries of such officers. These bonuses were determined on an individual-by-individual basis, taking into account both the performance of the individual executive and the performance of the Company as a whole.

        In the future, the Compensation Committee expects to continue to evaluate bonus payments to executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

        Stock Options. In March 2001, the Compensation Committee approved option grants of 75,000 shares to each of the Company's executive officers (other than Glenn Rufrano and William Newman) as part of an overall review of 2000 compensation. Additionally, option grants were made to certain executive officers hired by the Company during 2000 in connection with such hirings, and option grants also were made to certain of the executive officers of the Company at the time of the hiring of Mr. Rufrano.

        In the future, the Compensation Committee may make grants of stock options to its executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        Amounts paid during fiscal year 2000 to Glenn Rufrano, the Company's CEO since February 23, 2000, are shown in the Summary Compensation Table. The overall compensation paid to Mr. Rufrano by the Company in 2000 was tied to contractual agreements entered into with him at the time of his hiring, rather than the performance of the Company in 2000. The salary paid to him represented the base amount required under the Company's employment agreement with him, on a pro rated basis. The Compensation Committee believes that this amount was comparable to the base salary of chief executive officers of other public REITs of comparable size. Additionally, in connection with his employment with the Company, Mr. Rufrano was provided with option grants designed to incentivise his performance, and received a bonus for his performance in 2000 of $325,000, which represented the base amount of bonus required under the Company's employment agreement with him.

        Amounts paid during fiscal year 2000 to Arnold Laubich, the Company's CEO until February 23, 2000, are shown in the Summary Compensation Table, and the salary paid to him also represented the base amount required under the Company's employment agreement with him, on a pro rated basis, and thus was not related to the performance of the Company in 2000. The Compensation Committee believes that this amount also was comparable to the base salary of chief executive officers of other public REITs of comparable size. Mr. Laubich received no option grants during 2000 based on his service as CEO (although he did receive 4,000 options based on his continuing service as a director of the Company), and did not receive any bonus compensation for 2000.

APPLICABLE TAX CODE PROVISION

        The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. In calendar year 2000, the limitation under Section 162(m) had no net tax effect on the Company. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2001.


                              Respectfully submitted,

                              The Executive Compensation and Stock Option
                              Committee of the Company's Board of Directors

                              Norman Gold
                              Matthew Goldstein
                              John Wetzler
                              Gregory White

March 19, 2001


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee was comprised of Messrs. Gold, Goldstein, Wetzler and White during 2000. No interlocking relationship existed between Mr. Gold, Mr. Goldstein, Mr. Wetzler or Mr. White and any member of any other company's board of directors, board of trustees or compensation committee during that period.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2000 with the Company's management, and also has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

        Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



                                  Respectfully submitted,

                                  The Audit Committee of the Company's Board of Directors

                                  Raymond H. Bottorf  (Chairman)
                                  Robert Friedman
                                  Bruce A. Staller
                                  John Wetzler
                                  Gregory White

March 5, 2001

          VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        As of the Record Date, the Company had 12,447 registered holders of its Common Stock and five registered holders of its Series D Depositary Shares. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

OWNERSHIP OF COMMON STOCK

        The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of shares of Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options), within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by (i) the current Directors, (ii) the Named Executive Officers and (iii) the current Directors, the Named Executive Officers and the other current executive officers, as a group. Unless otherwise indicated, each person had, as of the Record Date, sole voting and investment power with respect to such shares of Common Stock, subject to community property laws where applicable. The Company does not know (based on filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934) of any person that beneficially owned more than 5% of the Common Stock outstanding as of the Record Date.


                                                     Percentage of
                              Number of Shares        Outstanding
   Name and Business           of Common stock         Shares of
      Address (1)            Beneficially Owned       Common Stock
-------------------------    --------------------    ---------------
William Newman...........    2,252,412  (2)             2.5%
Glenn J. Rufrano.........      618,121  (3)             (4)
John B. Roche............        4,000                  (4)
Dean Bernstein...........      117,200  (5)             (4)
Steven F. Siegel.........      109,369  (6)             (4)
Arnold Laubich...........    1,112,507  (7)             1.3%
Raymond H. Bottorf.......       16,350  (8)             (4)
Robert Friedman..........        3,000  (9)             (4)
Norman Gold..............       24,249  (10)            (4)
Matthew Goldstein........        3,500  (11)            (4)
Melvin Newman............      627,213  (12)            (4)
Bruce A. Staller.........       21,850  (13)            (4)
John Wetzler.............       23,196  (14)            (4)
Gregory White............       28,677  (15)            (4)
All Executive Officers and
  Directors as a Group
  (15 individuals).......    4,962,644                  5.5%

-------------
(1) The business address (i) of Messrs. William Newman, Rufrano, Roche, Bernstein, Siegel, Laubich and Melvin Newman is 1120 Avenue of the Americas, New York, New York 10036, (ii) of Mr. Bottorf is 445 Park Avenue, New York, New York 10022, (iii) of Mr. Friedman is 120 Bloomingdale Road, White Plains, New York 10605, (iv) of Mr. Gold is 10 South Wacker Drive, Chicago, Illinois 60606, (v) of Mr. Goldstein is 535
        E. 80th Street, New York, New York 10021, (vi) of Mr. Staller is P.O. Box 1996, Monrovia, California 91017, (vii) of Mr. Wetzler is

        152 West 57th Street, New York, New York 10019, and (viii) of Mr. White is 500 Fifth Avenue, New York, New York 10036.

(2) Includes 39,627 shares of Common Stock owned by Mr. Newman's wife, 13,670 shares of Common Stock held by Mr. Newman as custodian for his grandchildren and 226,646 shares of Common Stock held by a family charitable foundation, as well as 725,250 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held for his grandchildren and by the family charitable foundation.

(3) Includes 103,000 shares of Common Stock which Mr. Rufrano has the right to acquire upon exercise of Common Stock options.

(4)     Amount owned does not exceed 1% of class.

(5) Includes 23,145 shares of Common Stock owned by Mr. Bernstein's wife, 1,740 shares of Common Stock held jointly with his wife (as to which shares of Common Stock Mr. Bernstein shares voting and investment power), and 85,150 shares of Common Stock which Mr. Bernstein has the right to acquire upon exercise of Common Stock options.

(6) Includes 103,300 shares of Common Stock which Mr. Siegel has the right to acquire upon exercise of Common Stock options.

(7) Includes 60,803 shares of Common Stock owned by Mr. Laubich's wife, 28,273 shares of Common Stock held jointly with his wife (as to which shares of Common Stock Mr. Laubich shares voting and investment power), and 23,466 shares of Common Stock held by his wife and adult daughter jointly, as well as 758,580 shares of Common Stock which Mr. Laubich has the right to acquire upon exercise of share options. Mr. Laubich disclaims any beneficial interest in the shares of Common Stock held jointly by his wife and daughter.

(8) Includes 15,350 shares of Common Stock which Mr. Bottorf has the right to acquire upon exercise of Common Stock options.

(9) Represents 3,000 shares of Common Stock which Mr. Friedman has the right to acquire upon exercise of Common Stock options.

(10) Includes 13,350 shares of Common Stock which Mr. Gold has the right to acquire upon exercise of Common Stock options.

(11) Includes 3,000 shares of Common Stock which Mr. Goldstein has the right to acquire upon exercise of Common Stock options.

(12) Includes 23,547 shares of Common Stock owned by Mr. Newman's wife and 71,750 shares of Common Stock held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee, as well as 15,350 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held by the Foundation.

(13) Represents 21,850 shares of Common Stock which Mr. Staller has the right to acquire upon exercise of Common Stock options.

(14) Includes 765 shares of Common Stock owned by Mr. Wetzler's wife and 295 shares of Common Stock owned by Mr. Wetzler as custodian for his children, as well as 20,350 shares of Common Stock which Mr. Wetzler has the right to acquire upon exercise of Common Stock options. Mr. Wetzler disclaims any beneficial interest in the shares of Common Stock held by his children.

(15) Includes 2,000 shares of Common Stock held by Mr. White as custodian for his children, 1,000 shares of Common Stock held by a trust for Mr. White's daughter of which Mr. White is a trustee, 1,000 shares of Common Stock owned by Mr. White's wife, and 20,350 shares of Common Stock which Mr. White has the right to acquire upon exercise of Common Stock options.


OWNERSHIP OF SERIES D DEPOSITARY SHARES

        The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of Series D Depositary Shares, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by persons who beneficially owned more than 5% of the Series D Depositary Shares outstanding as of the Record Date, and is based on filings made pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that each person had, as of the Record Date and based on such filings, sole voting and investment power with respect to such Series D Depositary Shares, subject to community property laws where applicable. No current Director, Named Executive Officer or other current executive officer owned any Series D Depositary Shares as of the Record Date.


                                                     Percentage of
                                                      Outstanding
                             Number of Series D         Series D
   Name and Business          Depositary Shares        Depositary
      Address (1)            Beneficially Owned          Shares
-------------------------    --------------------    ---------------
Capital Research and
  Management Company.....      225,000  (2)             15.0%

The Bond Fund of
  America................      112,500  (3)              7.5%

-----------

(1) The business address of both Capital Research and Management Company and The Bond Fund of America is 333 South Hope Street, Los Angeles, California, 90071.

(2) Represents 225,000 Series D Depositary Shares that Capital Research and Management Company was deemed to beneficially own as a result of acting as investment advisor to various investment companies, and with respect to which Capital Research and Management Company had sole dispositive power, but no voting power. Capital Research and Management Company has disclaimed beneficial ownership of these Series D Depositary Shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(3) Represents 112,500 Series D Depositary Shares with respect to which The Bond Fund of America had sole voting power, but no dispositive power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        The Company owns 100% of the outstanding shares of preferred stock of ERT Development Corporation ("ERT"), which entitles the Company to receive 95% of the dividends, if any, from ERT. NNRA, LLC ("NNRA"), in which Dean Bernstein, Senior Vice President--Acquisitions/Dispositions and a Director of the Company, owns 100% of the membership interests, owns all of the shares of common stock of ERT. ERT had certain loans outstanding from the Company during 2000. As of December 31, 2000, the Company had notes receivable outstanding to ERT of approximately $155.1 million (plus $28.5 million of accrued interest thereon as of such date) to facilitate certain transactions. In addition, ERT, either directly or as a party to certain joint ventures with various third parties, has an interest in certain property developments and other real estate activities. As of December 31, 2000, the Company had guaranteed approximately $57 million of the indebtedness of these developments and other activities to certain third parties.

        Additionally, in 1999 the Company made a loan (the "ERT Acquisition Loan") of $300,000 to NNRA, in connection with NNRA's acquisition of the common shares of ERT. The ERT Acquisition Loan bears interest at 10% per annum and matures on April 22, 2004.

        In September 2000, the Company, through certain of its subsidiaries, entered into a secured financing in the amount of $18 million with the City and County of San Francisco Employees' Retirement System ("SFERS"), pursuant to which mortgages were provided to SFERS on four of the Company's properties. Conning Asset Management Company served as an advisor to SFERS and in connection therewith received an advisory fee of $135,000. Additionally, Conning Asset Management Company will receive an ongoing servicing fee of $45,000 per year. Mr. White is a senior vice president of Conning Asset Management Company.

        As mentioned above, Norman Gold is a partner in the law firm of Altheimer & Gray, which has rendered various legal services to the Company during 2000 and is continuing to render legal services to the Company.

        John Wetzler is the president of Nautica Retail U.S.A., Inc., affiliates of which are tenants at some of the Company's properties.

        The following loans were made over a number of years by the Company, primarily to assist certain executive officers in their purchase of common shares of the Company. Such loans are unsecured except as otherwise specifically noted.

        - As of December 31, 2000, William Kirshenbaum was indebted to the Company in the aggregate amount of $378,398 (which represented the maximum loan amount during 2000). The amount owed is represented by (i) four demand notes in the aggregate amount of $191,398, each bearing interest at 5% per annum, (ii) two demand notes in the aggregate amount of $17,000, each bearing interest at 8.375% per annum, and (iii) a $170,000 note bearing interest at 6% per annum and due January 31, 2002 (which is collateralized by a mortgage). Mr. Kirshenbaum was an executive officer of the Company until December 2000.

        - During 2000, James M. Steuterman was indebted to the Company in the aggregate amount of $575,505 (which represented the maximum loan amount during 2000). The amount owed was represented by (i) three demand notes in the aggregate amount of $289,170, each bearing interest at 5% per annum, and (ii) two demand notes in the aggregate amount of $286,335, each bearing interest at 6% per annum. Mr. Steuterman resigned from his positions as Executive Vice President and Chief Operating Officer of the Company in May 2000. In connection with his resignation, certain of Mr. Steuterman's loans were paid off and certain were modified, following which the amount owed by him was reduced to $290,000, represented by four notes bearing interest at 5% per annum and due on May 1, 2001, which debt is secured by a pledge of certain of Mr. Steuterman's shares of the Company's common stock.

        - During 2000, James DeCicco was indebted to the Company in the aggregate amount of $143,334 (which represented the maximum loan amount during 2000). The amount owed was represented by (i) two demand notes in the aggregate amount of $9,700, each bearing interest at 6% per annum, and (ii) a $133,634 note bearing interest at 8.5% per annum and due October 1, 2024 (which was collateralized by a mortgage). Mr. DeCicco resigned from his position as Executive Vice President of the Company in December 2000, and in connection therewith all indebtedness owing by Mr. DeCicco to the Company was paid in full.

        - During 2000, Dean Bernstein was indebted to the Company in the aggregate amount of $145,062 (which represented the maximum loan amount during 2000), represented by (i) a $95,062 demand note bearing interest at a rate of 5% per annum, and (ii) a $50,000 note bearing interest at 10% per annum and due April 22, 2004. Mr. Bernstein is Senior Vice
                President--Acquisitions/Dispositions of the Company and a Director of the Company.

        - During 2000, Steven F. Siegel was indebted to the Company in the aggregate amount of $111,881 (which represented the maximum loan amount during 2000). The amount owed is represented by two demand notes, each bearing interest at 5% per annum. Mr. Siegel is Senior Vice President, General Counsel and Secretary of the Company.

        - During 2000, Glenn Rufrano was indebted to the Company in the aggregate amount of $6,200,000 (which represented the maximum loan amount during 2000). The amount owed is represented by two notes ($590,000 and $5,610,000), each bearing interest at 8% per annum, and each with an outside maturity date of February 23, 2005. The $5,610,000 note is secured by a pledge of Mr. Rufrano's shares of the Company's common stock. Mr. Rufrano is President and Chief Executive Officer of the Company and a Director of the Company.

        The Company leases (the "Page Lease") an office building from Page Associates on a net lease basis for a current rent of approximately $191,000 per year (rental payments of approximately $189,000 were made to Page Associates in 2000). The Company has leased this building from Page Associates since 1974. Page Associates is a partnership owned by William Newman, Melvin Newman, the estate of Joseph Newman and Arnold Laubich. The Company subleases (the "Sublease") the office building which it leases from Page Associates to an unrelated third party (the "Subtenant") and has received rent in excess of all payments made to Page Associates and other real estate expenses in each of the years it has rented the building from Page Associates. On March 20, 2001, the Company entered into lease termination agreements with both Page Associates and the Subtenant which provide for the termination of both the Page Lease and the Sublease effective March 31, 2002. In connection with such lease terminations, the Company received a lease termination payment from the Subtenant in the approximate amount of $318,000, and in turn paid said amount to Page Associates in connection with the termination of the Page Lease.

                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and Directors, and persons who own ten percent or more of a registered class of the Company's equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, Directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on its review of the copies of such forms received by it, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, the Company believes that its executive officers, Directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2000. However, one late filing was made in 2000 by William Newman relating to a December 1999 gift he made of 31,000 shares of the Company's common stock to Baruch College.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company's consolidated financial statements for the fiscal year ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

        For services rendered during or in connection with the Company's fiscal year 2000, as applicable, PricewaterhouseCoopers LLP billed the following fees:

        Audit Fees                                         $131,220

        Financial Information Systems Design
         and Implementation Fees                                 $0

        All Other Fees                                   $1,018,580

        Of the $1,018,580 paid by the Company to PricewaterhouseCoopers LLP in fees other than audit fees during 2000, approximately $1,000,000 was attributable to PricewaterhouseCoopers LLP's services as "experts" in connection with an ongoing litigation matter involving ERT. The remaining amount was attributable to tax and accounting advisory services provided in connection with the hiring of Mr. Rufrano and in connection with certain state and franchise tax planning matters.

OTHER BUSINESS

        No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this Proxy Statement as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

STOCKHOLDER PROPOSALS

        Any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than December 7, 2001. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934) must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, the Company's proxy materials for the next Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

SOLICITATION OF PROXIES

        The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

                                    * * * *

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,


                                            /s/ William Newman
                                            --------------------------------
                                            WILLIAM NEWMAN
                                            Chairman of the Board

New York, New York
April 6, 2001

                                   APPENDIX A


                        NEW PLAN EXCEL REALTY TRUST, INC.

                             AUDIT COMMITTEE CHARTER


Purposes

The Audit Committee shall assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

Membership

The Audit Committee shall be comprised of at least three (3) members, all of whom shall be appointed by the full Board. The members of the Audit Committee shall meet the independence and financial literacy requirements of the New York Stock Exchange, and at least one member of the Audit Committee shall have accounting or financial management expertise. In appropriate circumstances, the full Board may determine that membership on the Audit Committee by a Director who does not meet the independence requirements of the New York Stock Exchange is in the best interests of the Company and its stockholders, provided that the circumstances that cause the Director not to meet the independence requirements would not interfere with the Director's exercise of independent judgment.

Responsibilities

The Audit Committee shall:

1.      Make regular reports to the Board as the Committee deems appropriate.

2. Review and reassess the adequacy of this Charter on an annual basis, and make recommendations for change to the full Board of Directors, as appropriate.

3. Review the annual audited financial statements with management and the Company's outside auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and determine whether to recommend to the Board the inclusion of such financial statements in the Company's Annual Report on Form 10-K for the applicable fiscal year.

4. Review with management and the independent auditor any significant financial reporting issues raised by them in connection with the preparation of the Company's financial statements.

5. Review proposed major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

6. As necessary, recommend to the Board the appointment of the independent auditors to be engaged.

7. Ensure that the Committee receives, on a periodic basis, formal written statements from the independent auditor delineating all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor, and recommend that the Board take appropriate action in response to such reports to satisfy itself of the independence of the auditor.

8. Review the performance of the independent auditor (which firm ultimately is accountable to the Audit Committee and the Board) and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

10. Review with the independent auditor any management letter provided by the auditor, as well as the Company's response to that letter.

11. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

12. Review with the Company's General Counsel (or, in the absence of such officer, other legal counsel of the Company) legal matters that are brought to the Audit Committee's attention that may have a material impact on the Company's financial statements and compliance policies, as well as any material reports or inquiries received from regulatory bodies.

13. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

14. Provide the New York Stock Exchange annually with written confirmation of compliance regarding the requirements of the New York Stock Exchange, as the same may change from time to time, concerning the Committee.

Powers

The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

Relationship with Auditors and Board of Directors

The Company's independent auditors are ultimately accountable to the board of Directors of the Company and to the Audit Committee, as representatives of the stockholders of the Company. The Board of Directors and the Audit Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.


While the Audit Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight, and it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

ZNPE2B                             DETACH HERE

                                      PROXY


                        NEW PLAN EXCEL REALTY TRUST, INC.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock and Series D Depositary Shares of the Company, held of record by the undersigned on March 1, 2001, at the Annual Meeting of Stockholders to be held at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York at 10:00 a.m. (New York City time) on May 16, 2001 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

ZNPE2A

                                                      DETACH HERE



      PLEASE MARK
[ X ] VOTES AS IN
      THIS EXAMPLE.


        IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED TO THE COMPANY, THE ATTORNEY-IN-FACT AND PROXY WILL VOTE ALL OF THE
        UNDERSIGNED'S SHARES ENTITLED TO VOTE ON THE MATTERS HEREON AS DIRECTED HEREON OR, WHERE NO DIRECTION IS INDICATED, THE
        UNDERSIGNED'S VOTE WILL BE CAST FOR EACH OF THE MATTERS HEREON.

        1.      Election of Directors.

                NOMINEES: (01) Robert A. Friedman, (02) Norman Gold,
                          (03) William Newman


                 FOR                 WITHHELD              THE ATTORNEY-IN-FACT AND PROXY WILL VOTE SUCH SHARES AS
                 ALL    [   ] [   ]  FROM ALL              RECOMMENDED BY THE BOARD OF DIRECTORS, OR,       IF NO
               NOMINEES              NOMINEES              RECOMMENDATION IS GIVEN, IN HIS OWN DISCRETION WITH
                                                           REGARD TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE
                                                           THE MEETING, INCLUDING ANY PROPOSAL TO ADJOURN OR POSTPONE
                                                           THE MEETING.
        [   ]
                --------------------------------------
                For all nominees except as noted above

                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [   ]


                                                           STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THIS
                                                           PROXY CARD AND RETURN IT PROMPTLY IN THE PREPAID ENVELOPE
                                                           PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY
                                                           WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                                           Please sign exactly as name appears on this proxy card and date. Where shares are held jointly, both holders should
                                                           sign. When signing as attorney, executor, administrator,
                                                           trustee or guardian, please give full title as such. If a
                                                           corporation, please sign in full corporate name by
                                                           President or other authorized officer. If a partnership,
                                                           please sign in partnership name by authorized person.


Signature:                              Date:           Signature:                              Date:
          -----------------------------      ----------           -----------------------------      ----------